Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-115691, No. 333-115688, No. 333-109017, No. 333-38864, No. 333-38868, No. 333-95269, No. 333-56037, No. 333-56071, No. 033-65069, No. 033-60795, No. 333-134954, No. 333-143238 and No. 333-143239) of Biota Pharmaceuticals, Inc. of our report dated January 22, 2013 relating to the financial statements of Biota Holdings Limited, which appears in this Current Report on Form 8-K/A filed on January 23, 2013.

/s/ PricewaterhouseCoopers

Melbourne, Australia

January 22, 2013